                                  EXHIBIT 16

                      GLOBAL RESOURCES TRUST -- CLASS D
                             10/31/94 -- 7/31/95


<Caption)
                                                  SINCE           SINCE
                                                INCEPTION       INCEPTION
                                             AVERAGE ANNUAL       TOTAL
                                              TOTAL RETURN       RETURN*
                                             --------------     ---------
Initial Investment                              $1,000.00       $1,000.00
Divided by Initial Maximum Offering Price           16.84
                                                ---------
Divided by Net Asset Value                                          15.96
                                                                ---------
Equals Shares Purchased                            54.367          62.657

Plus Shares Acquired through
  Dividend Reinvestment                             0.271           0.286
                                                ---------       ---------
Equals Shares Held at 7/31/95                      59.638          62.943

Multiplied by Net Asset Value at 7/31/95            16.67           16.67
                                                ---------       ---------
Equals Ending Redeemable Value at
  $1,000 Investment (ERV) at 7/31/95               994.17        1,049.25

Divided by $1,000 (F)                              0.9942          1.0493

Subtract 1                                         0.0055          0.0493

Expressed as a percentage equals the
  Aggregate Total Return for the period (T)         -.58%
                                                =========
Expressed as a percentage equals the
  Aggregate Total Return for the period                             4.93%
                                                                =========
ERV divided by F                                   0.9942

Raise to the power of                              1.2898

Equals                                             0.9925

Subtract 1                                        -0.0075

Expressed as a percentage equals the
  Aggregate Total Return                           -0.75%
                                                =========

*Does not include sales charge for the period.